EXHIBIT 12.1

                FREEPORT-McMoRan COPPER & GOLD INC.

Computation of Ratio of Earnings to Fixed Charges:

                                  Years Ended December 31,
                  --------------------------------------------------------
                    1992        1993        1994        1995        1996
                  --------    --------    --------    --------    --------
                                     (In Thousands)
Income from
 continuing
 operations       $129,893    $ 60,670    $130,241    $253,618    $226,249
Add:
Provision for
 income taxes      103,726      67,589     123,412     234,044     247,168
Minority
 interests' share
 of net income      31,075       9,134      25,439      57,100      48,529
Interest expense    18,897      15,327           -      50,080     117,291
Rental expense
 factor(a)             876       3,190       2,333       1,002         457
                  --------    --------    --------    --------    --------
Earnings
 available for
 fixed charges    $284,467    $155,910    $281,425    $595,844    $639,694
                  ========    ========    ========    ========    ========

Interest expense  $ 18,897    $ 15,327    $      -    $ 50,080    $117,291
Capitalized
 interest           23,974      24,519      35,110      49,758      22,979
Rental expense
 factor(a)             876       3,190       2,333       1,002         457
                  --------    --------    --------    --------    --------
Fixed charges     $ 43,747    $ 43,036    $ 37,443    $100,840    $140,727
                  ========    ========    ========    ========    ========
Ratio of earnings
 to fixed charges(b)  6.5x        3.6x        7.5x        5.9x        4.5x
                      ====        ====        ====        ====        ====


Computation of Ratio of Earnings to Fixed Charges,
Preferred Stock Dividends and Minimum Distributions:

                                  Years Ended December 31,
                  --------------------------------------------------------
                    1992        1993        1994        1995        1996
                  --------    --------    --------    --------    --------
                                       (In Thousands)
Income from
 continuing
 operations       $129,893    $ 60,670    $130,241    $253,618    $226,249
Add:
Provision for
 income taxes      103,726      67,589     123,412     234,044     247,168
Minority
 interests'
 share of net
 income             31,075       9,134      25,439      57,100      48,529
Interest expense    18,897      15,327           -      50,080     117,291
Rental expense
 factor(a)             876       3,190       2,333       1,002         457
                  --------    --------    --------    --------    --------
Earnings available
 for fixed
 charges          $284,467    $155,910    $281,425    $595,844    $639,694
                  ========    ========    ========    ========    ========

Interest expense  $ 18,897    $ 15,327    $      -    $ 50,080    $117,291
Capitalized
 interest           23,974      24,519      35,110      49,758      22,979
Rental expense
 factor(a)             876       3,190       2,333       1,002         457
Preferred
 dividends          12,773      52,643      94,251     101,125     101,083
Minimum required
 Class A
 distributions(c)   24,970      29,447           -           -           -
                  --------    --------    --------    --------    --------
Fixed charges     $ 81,490    $125,126    $131,694    $201,965    $241,810
                  ========    ========    ========    ========    ========
Ratio of earnings
 to fixed
 charges (b)          3.5x        1.2x        2.1x        3.0x        2.6x
                      ====        ====        ====        ====        ====

a.   Portion of rent deemed representative of an interest factor.

b. For purposes of this calculation, earnings consist of income from continuing operations before income taxes, minority interests and fixed charges. Fixed charges include interest and that portion of rent deemed representative of interest.

c. Minimum required distributions on Class A Common Stock ended on May 1, 1993.